UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2023

Sagaliam Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41182	86-3006717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Barry Kostiner

1800 Avenue of the Stars, Suite 1475

Los Angeles, CA 90067

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (213) 616-0011

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A common stock, par value $0.0001 per share, and right	SAGAU	The Nasdaq Stock Market LLC
Class A common stock included as part of the units	SAGA	The Nasdaq Stock Market LLC
Rights included as part of the units	SAGAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported, on November 16, 2022, Sagaliam Acquisition Corp., a Delaware corporation (“Sagaliam”), entered into a Business Combination Agreement (the “Business Combination Agreement”) by and among Sagaliam, Allenby Montefiore Limited, a private company limited by shares organized and existing under the Laws of the Republic of Cyprus (“PubCo”), AEC Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of PubCo (“PubCo Merger Sub”), Supraeon Investments Limited, a private company limited by shares organized and existing under the Laws of the Republic of Cyprus (the “Company”), and GLD Partners, LP, a Delaware limited partnership (“Seller”), which, among other things, provides for PubCo Merger Sub to be merged with and into Sagaliam, with Sagaliam continuing as the surviving corporation, and becoming thereby a wholly-owned subsidiary of PubCo (the “Merger”). Arabian Entertainment Company Limited, a limited liability company organized under the Laws of the Kingdom of Saudi Arabia (“AEC”) is a majority-owned subsidiary of the Company, with Seller as the only other owner of shares of AEC.

Pursuant to the Business Combination Agreement, the Company may terminate the Business Combination Agreement and abandon the Merger at any time prior to the Merger Effective Time (as defined in the Business Combination Agreement) by written notice to Sagaliam if Sagaliam has not received commitments in the form of mutually-agreed Subscription Agreements (as defined in the Business Combination Agreement) for at least fifty percent of the Minimum Cash Amount (as defined in the Business Combination Agreement) before December 15, 2022. On February 23, 2023, the Company notified Sagaliam that as Sagaliam did not receive such commitments before December 15, 2022, the Company was electing to terminate the Merger and the Business Combination Agreement. Under the terms of the Business Combination Agreement, the termination right exercised by the Company obligates Sagaliam to pay a termination fee of $1,000,000 no later than two business days after the date of such termination. Sagaliam contends that it has no obligation to pay a termination fee. Barry Kostiner, the Chief Executive Officer of Sagaliam, disputes the validity of the termination fee and has submitted a proposal to Sagaliam for the acquisition of Sagaliam Sponsor LLC by an independent third party with the intent of presenting an alternative acquisition to AEC. The Company and Sagaliam are currently in discussions regarding any termination fee payment.

The material terms and conditions of the Business Combination Agreement and the related ancillary agreements were previously disclosed in the Current Report on Form 8-K filed by Sagaliam with the Securities and Exchange Commission on November 16, 2022 and are incorporated by reference herein.

Sagaliam intends to continue to pursue the consummation of a business combination with an appropriate target.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sagaliam Acquisition Corp.

By:	/s/ Barry Kostiner
Name:	Barry Kostiner
Title:	Chief Executive Officer

Dated: March 1, 2023

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